UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 19, 2016

Vericel Corporation

(Exact name of registrant as specified in its charter)

Michigan	001-35280	94-3096597
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

64 Sidney St. Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (734) 418-4400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

VitalCare Distribution and Services Agreement

On November 22, 2016, Vericel Corporation (the “Company”) entered into a distribution and services agreement (the “Agreement”) with Sartin’s Vital Care, Inc., d/b/a Sartin’s Vital Care, Burnham’s Vital Care, L.L.C., d/b/a Burnham’s Vital Care, and Atticus Group, LLC, d/b/a Vital Care of Central Mississippi (singly and collectively, “Franchisees”), and Vital Care, Inc. (“VitalCare”) for the provision of data reporting services and to purchase, bill and collect from certain payers for Carticel® (autologous cultured chondrocytes), the Company’s autologous chondrocyte implant for the treatment of cartilage defects in the knee, and once approved, MACI® (autologous cultured chondrocytes on porcine collagen membrane), the Company’s investigational autologous cellular product intended for the treatment of symptomatic cartilage defects of the knee in adult patients, as further specified in the Agreement. The Agreement covers services to certain payers that used to be provided by Dohmen Life Science Services, LLC (“DLSS”) pursuant to the Services Agreement by and between DLSS and the Company, dated April 5, 2016, as amended. Subject to approval by DLSS, the Company and VitalCare may transfer additional payers to the Agreement.

The initial term of the Agreement shall end on April 1, 2019 (the “Initial Term”). Thereafter, the Company may renew, in its sole discretion, for one or two successive 12 month periods (each a “Company Renewal Term”), unless, at least 90 days prior to the expiration of the Initial Term or applicable Company Renewal Term then in effect, the Company notifies the other party in writing of its intent not to renew the Agreement. In the event the Agreement remains in effect for 54 months following the effective date, the Agreement will automatically renew for successive 12 month periods (each a “Mutual Renewal Term”), unless, at least 180 days prior to the expiration of the applicable Company Renewal Term or Mutual Renewal Term, either party notifies the other party in writing of its intent not to renew the Agreement.

Either the Company or VitalCare may terminate the Agreement if it believes that the other party has breached any provision of the Agreement and, should any such default occur, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within 30 days, the Agreement may be terminated by the non-defaulting party upon notice of such. In addition, the Company may terminate the Agreement for any or no reason upon 60 days’ written notice to VitalCare. VitalCare may also terminate the Agreement for any or no reason upon 180 days’ written notice; provided that VitalCare may terminate the Agreement upon 90 days’ written notice in the event that a certain percentage of the claims that VitalCare submitted for reimbursement in a three-month period had been denied for payment by the payers and are not subject to further appeal.

Either party may immediately terminate the Agreement by written notice if the other party is or becomes insolvent, appoints or has appointed a receiver for all or substantially all of its assets, or makes an assignment for the benefit of its creditors. In addition, either party may terminate the Agreement by written notice if the other party has a trustee, receiver, or custodian of its assets appointed, and such proceeding or person is not dismissed within 30 days.

The foregoing is a summary description of the terms and conditions of the Agreement that are material to the Company. In addition to the foregoing, the Agreement contains customary terms and conditions, including, but not limited to, certain representations and warranties, provisions related to indemnification, confidentiality and assignment. The foregoing summary is qualified in its entirety by the text of the Agreement a copy of which is attached hereto as Exhibit 10.1. There are no material relationships between the Company and VitalCare other than in respect of the Agreement.

Amendment to Dohmen Services Agreement

On November 19, 2016, the Company entered into a Fourth Amendment to the Services Agreement (the “Fourth Amendment”) by and between the Company and Dohmen Life Science Services, LLC (“DLSS”), dated April 5, 2016, as amended (the “Services Agreement”).

The Fourth Amendment amends the exclusivity of the Services Agreement to allow the Company to contract with VitalCare to provide data reporting services to the Company and to purchase, bill and collect from certain payers for Carticel® and MACI®, if approved.  The Fourth Amendment also provides for the mutually agreed upon development of a process and procedures for certain services by and between DLSS and VitalCare. Finally, DLSS agrees that all data, information and reports received pursuant to the Fourth Amendment shall be the Company’s confidential information.

The foregoing summary is qualified in its entirety by the text of the Fourth Amendment, a copy of which is attached hereto as Exhibit 10.2.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1**†

Distribution and Services Agreement by and between Sartin’s Vital Care, Inc., d/b/a Sartin’s Vital Care, Burnham’s Vital Care, L.L.C., d/b/a Burnham’s Vital Care, and Atticus Group, LLC, d/b/a Vital Care of Central Mississippi, Vital Care, Inc. and the Company, dated November 22, 2016.

10.2**†	Fourth Amendment, dated November 19, 2016 to Services Agreement by and between the Company and Dohmen Life Science Services, LLC, dated April 5, 2016, as amended.

** Filed herewith.

† Confidential treatment has been requested as to certain portions thereto, which portions are omitted and will be filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vericel Corporation

Date: November 23, 2016	By:	/s/ Gerard Michel
Name: Gerard Michel
Title: Chief Financial Officer and Vice President, Corporate Development

Exhibit Index

Exhibit Number	Description

10.1**†

Distribution and Services Agreement by and between Sartin’s Vital Care, Inc., d/b/a Sartin’s Vital Care, Burnham’s Vital Care, L.L.C., d/b/a Burnham’s Vital Care, and Atticus Group, LLC, d/b/a Vital Care of Central Mississippi, Vital Care, Inc. and the Company, dated November 22, 2016.

10.2**†	Fourth Amendment, dated November 19, 2016 to Services Agreement by and between the Company and Dohmen Life Science Services, LLC, dated April 5, 2016, as amended.

** Filed herewith.

† Confidential treatment has been requested as to certain portions thereto, which portions are omitted and will be filed separately with the Securities and Exchange Commission.